EMBRAER REPORTS SECOND-QUARTER 2007 DELIVERIES AND UPDATES ORDER BOOK

Total firm order backlog sets new record

São José dos Campos, July 13, 2007 - Embraer reports that its firm order backlog for the Commercial Aviation, Executive Aviation, and Defense and Government segments increased by US$ 600 million during the second quarter of 2007 (2Q07), totaling a record US$ 15.6 billion.

As a result of actions taken regarding the supply chain and industrial processes, 2Q07 deliveries came to 36 jets, bringing the total for the first six months of 2007 to 61 aircraft. Embraer maintain its deliveries forecast for 2007 between 165 and 170 aircraft.

During 2Q07, the total of 36 aircraft were delivered to the following segments:

Deliveries by Segment	2nd quarter 2007	1st semester 2007

Commercial Aviation	27	47
EMBRAER 170	3	5
EMBRAER 175	8	12
EMBRAER 190	14	26
EMBRAER 195	2	4

Executive Aviation	7	12
Legacy 600	7	12

Defense and Government *	2	2
Legacy 600	1	1
ERJ 145	1	1

TOTAL	36	61

*Includes only deliveries of executive jets configured for transporting government officials and aircraft delivered to State-run airlines.

PRESS OFFICES

Headquarters (Brazil)	North America	Europe, Middle East and Africa	China

Rosana Dias rosana.dias@embraer.com.br Cell: +55 12 9724 4929 Tel.: +55 12 3927 1311 Fax: +55 12 3927 2411	Pedro Ferraz pedro.ferraz@embraer.com Cell: +1 954 651 1871 Tel.: +1 954 359 3414 Fax: +1 954 359 4755	Stéphane Guilbaud sguilbaud@embraer.fr Cell: +33 6 7522 8519 Tel.: +33 1 4938 4455 Fax: +33 1 4938 4456	Tracy Chen tracy.chen@bjs.embraer.com Cell: +86 139 1018 2281 Tel.: +86 10 6598 9988 Fax: +86 10 6598 9986

During 2Q07, Embraer added new customers to the firm order backlog, including Japan Airlines (JAL) and Germany’s Lufthansa. A significant number of Embraer’s executive jets - Lineage 1000, Legacy 600, and the Phenom jets - were also sold during the first semester. The Phenom family has accumulated more than 450 firm orders. The Company also delivered during 2Q07, one Legacy 600 to the Angolan Government, and one ERJ 145 to the Nigerian Government.

On June 30, 2007, Embraer’s order book, by product and for Commercial Aviation segment, was:

Aircraft Type	Firm Orders	Options	Deliveries	Firm Order Backlog
ERJ 145 Family
ERJ 135	108	-	108	-
ERJ 140	74	-	74	-
ERJ 145	733	131	680	53
Total - ERJ 145 Family	915	131	862	53

EMBRAER 170/190 Family
EMBRAER 170	155	120	133	22
EMBRAER 175	106	136	37	69
EMBRAER 190	362	421	79	283
EMBRAER 195	32	42	7	25
Total - EMBRAER 170/190 Family	655	719	256	399

TOTAL	1,570	850	1,118	452

Note: Deliveries and firm order backlog include orders for the Defense and Government segment placed by State-run airlines (Satena and TAME).

Contact - Investor Relations

Tel.: +55 12 3927 4404
Fax: +55 12 3922 6070
E-mail: investor.relations@embraer.com.br

PRESS OFFICES

Headquarters (Brazil)	North America	Europe, Middle East and Africa	China

Rosana Dias rosana.dias@embraer.com.br Cell: +55 12 9724 4929 Tel.: +55 12 3927 1311 Fax: +55 12 3927 2411	Pedro Ferraz pedro.ferraz@embraer.com Cell: +1 954 651 1871 Tel.: +1 954 359 3414 Fax: +1 954 359 4755	Stéphane Guilbaud sguilbaud@embraer.fr Cell: +33 6 7522 8519 Tel.: +33 1 4938 4455 Fax: +33 1 4938 4456	Tracy Chen tracy.chen@bjs.embraer.com Cell: +86 139 1018 2281 Tel.: +86 10 6598 9988 Fax: +86 10 6598 9986

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Note to Editors

Embraer (Empresa Brasileira de Aeronáutica S.A. - NYSE: ERJ; Bovespa: EMBR3) is the world’s largest manufacturer of Commercial jets up to 120 seats, and one of Brazil's leading exporters. Embraer's headquarters are located in São José dos Campos, São Paulo, and it has offices, industrial operations and customer service facilities in Brazil, the United States, France, Portugal, China and Singapore. Founded in 1969, the Company designs, develops, manufactures and sells aircraft for the Commercial Aviation, Executive Aviation, and Defense and Government segments. The Company also provides after sales support and services to customers worldwide. On June 30, 2007, Embraer had a workforce of 23,637 employees and a firm order backlog of US$ 15.6 billion.

This document may contain projections, statements and estimates regarding circumstances or events yet to take place. Those projections and estimates are based largely on current expectations, forecasts on future events and financial tendencies that affect the Company’s businesses. Those estimates are subject to risks, uncertainties and suppositions that include, among others: general economic, political and trade conditions in Brazil and in those markets where the Company does business; expectations on industry trends; the Company’s investment plans; its capacity to develop and deliver products on the dates previously agreed upon, and existing and future governmental regulations. The words “believe”, “may”, “is able”, “will be able”, “intend”, “continue”, “anticipate”, “expect” and other similar terms are supposed to identify potentialities. The Company does not feel compelled to publish updates nor to revise any estimates due to new information, future events or any other facts. In view of the inherent risks and uncertainties, such estimates, events and circumstances may not take place. The actual results can therefore differ substantially from those previously published as Company expectations.

PRESS OFFICES

Headquarters (Brazil)	North America	Europe, Middle East and Africa	China

Rosana Dias rosana.dias@embraer.com.br Cell: +55 12 9724 4929 Tel.: +55 12 3927 1311 Fax: +55 12 3927 2411	Pedro Ferraz pedro.ferraz@embraer.com Cell: +1 954 651 1871 Tel.: +1 954 359 3414 Fax: +1 954 359 4755	Stéphane Guilbaud sguilbaud@embraer.fr Cell: +33 6 7522 8519 Tel.: +33 1 4938 4455 Fax: +33 1 4938 4456	Tracy Chen tracy.chen@bjs.embraer.com Cell: +86 139 1018 2281 Tel.: +86 10 6598 9988 Fax: +86 10 6598 9986

Attachment:

FIRM ORDER BACKLOG
June 30, 2007

Customer	Firm Orders	Delivered	Firm Order Backlog
ERJ 135	108	108	-
American Eagle (USA)	40	40	-
British Midland (UK)	3	3	-
City Airline AB (Sweden)	2	2	-
ExpressJet (USA)	30	30	-
Flandre Air (France)	3	3	-
Jet Magic (Ireland)	1	1	-
Luxair (Luxembourg)	2	2	-
Pan Européenne (France)	1	1	-
Proteus (France)	3	3	-
Regional Airlines (France)	3	3	-
Republic Airways (USA)	15	15	-
South African Airlink (South Africa)	5	5	-

Customer	Firm Orders	Delivered	Firm Order Backlog
ERJ 140	74	74	-
American Eagle (USA)	59	59	-
Republic Airways (USA)	15	15	-

PRESS OFFICES

Headquarters (Brazil)	North America	Europe, Middle East and Africa	China

Rosana Dias rosana.dias@embraer.com.br Cell: +55 12 9724 4929 Tel.: +55 12 3927 1311 Fax: +55 12 3927 2411	Pedro Ferraz pedro.ferraz@embraer.com Cell: +1 954 651 1871 Tel.: +1 954 359 3414 Fax: +1 954 359 4755	Stéphane Guilbaud sguilbaud@embraer.fr Cell: +33 6 7522 8519 Tel.: +33 1 4938 4455 Fax: +33 1 4938 4456	Tracy Chen tracy.chen@bjs.embraer.com Cell: +86 139 1018 2281 Tel.: +86 10 6598 9988 Fax: +86 10 6598 9986

Customer	Firm Orders	Delivered	Firm Order Backlog
ERJ 145	733	680	53
Aerolitoral (Mexico)	5	5	-
Air Caraibes (Guadalupe)	2	2	-
Alitalia (Italy)	14	14	-
American Eagle (USA)	118	118	-
Axon (Greece)	3	3	-
British Midland (UK)	9	9	-
British Regional Airlines (UK)	23	23	-
Brymon (UK)	7	7	-
China Southern (China)	6	6	-
China Eastern Jiangsu (China)	5	5	-
China Eastern Wuhan (China)	5	2	3
Cirrus (Germany)	1	1	-
ExpressJet (USA)	245	245	-
ERA (Spain)	2	2	-
Flandre Air (France)	5	5	-
GECAS (PB Air - Thailand)	2	2	-
HNA Group (China)	50	-	50
KLM EXEL (Holand)	2	2	-
Lot Polish (Poland)	14	14	-
Luxair (Luxembourg)	9	9	-
Mesa (USA)	36	36	-
Nigeria (Nigeria)	1	1	-
Portugalia (Portugal)	8	8	-
Proteus (France)	8	8	-
Regional (France)	15	15	-
Republic Airways (USA)	60	60	-
Rheintalflug (Austria)	3	3	-
Rio Sul (Brazil)	16	16	-
Satena (Colombia)	3	3	-
Sichuan (China)	5	5	-
Skyways (Sweden)	4	4	-
Swiss (Switzerland)	25	25	-
Transtates (USA)	22	22	-

PRESS OFFICES

Headquarters (Brazil)	North America	Europe, Middle East and Africa	China

Rosana Dias rosana.dias@embraer.com.br Cell: +55 12 9724 4929 Tel.: +55 12 3927 1311 Fax: +55 12 3927 2411	Pedro Ferraz pedro.ferraz@embraer.com Cell: +1 954 651 1871 Tel.: +1 954 359 3414 Fax: +1 954 359 4755	Stéphane Guilbaud sguilbaud@embraer.fr Cell: +33 6 7522 8519 Tel.: +33 1 4938 4455 Fax: +33 1 4938 4456	Tracy Chen tracy.chen@bjs.embraer.com Cell: +86 139 1018 2281 Tel.: +86 10 6598 9988 Fax: +86 10 6598 9986

Customer	Firm Orders	Delivered	Firm Order Backlog
EMBRAER 170	155	133	22
Alitalia (Italy)	6	6	-
Cirrus (Germany)	2	2	-
EgyptAir (Egypt)	6	3	3
Finnair (Finland)	10	10	-
GECAS (USA)	9	8	1
JAL (Japan)	10	-	10
Lot Polish (Poland)	6	6	-
Paramount (India)	2	2	-
Republic Airlines (USA)	48	48	-
Satena (Colombia)	2	2	-
Saudi Arabian Airlines (Saudi Arabia)	15	15	-
Sirte Oil (Libya)	1	1	-
South African Airlink (South Africa)	2	-	2
TAME (Ecuador)	2	2	-
US Airways (USA)	28	28	-
Virgin Blue (Australia)	6	-	6

Customer	Firm Orders	Delivered	Firm Order Backlog
EMBRAER 175	106	37	69
Air Canada (Canada)	15	15	-
Air Caraibes (Guadeloupe)	1	1	-
GECAS (USA)	5	5	-
Lot Polish (Poland)	4	4	-
Northwest Airlines (USA)	36	1	35
Republic Airlines (USA)	43	11	32
Royal Jordanian (Jordan)	2	-	2

PRESS OFFICES

Headquarters (Brazil)	North America	Europe, Middle East and Africa	China

Rosana Dias rosana.dias@embraer.com.br Cell: +55 12 9724 4929 Tel.: +55 12 3927 1311	Pedro Ferraz pedro.ferraz@embraer.com Cell: +1 954 651 1871 Tel.: +1 954 359 3414	Stéphane Guilbaud sguilbaud@embraer.fr Cell: +33 6 7522 8519 Tel.: +33 1 4938 4455	Tracy Chen tracy.chen@bjs.embraer.com Cell: +86 139 1018 2281 Tel.: +86 10 6598 9988
Fax: +55 12 3927 2411	Fax: +1 954 359 4755	Fax: +33 1 4938 4456	Fax: +86 10 6598 9986

Customer	Firm Orders	Delivered	Firm Order Backlog
EMBRAER 190	362	79	283
Air Canada (Canada)	45	26	19
Air Caraibes (Guadeloupe)	1	-	1
AeroRepublica (Colombia)	5	4	1
Copa (Panama)	15	7	8
Finnair (Finland)	10	4	6
GECAS (USA)	20	2	18
HNA Group (China)	50	-	50
JetBlue (USA)	101	27	74
Lufthansa (Germany)	30	-	30
M1 Travel (Switzerland)	5	-	5
Regional (France)	6	3	3
TAME (Ecuador)	1	1	-
US Airways (USA)	57	5	52
Virgin Blue (Australia)	14	-	14
Undisclosed	2	-	2

Customer	Firm Orders	Delivered	Firm Order Backlog
EMBRAER 195	32	7	25
Alpi Eagles (Italy)	10	-	10
Flybe (UK)	14	4	10
GECAS (USA)	6	3	3
Royal Jordanian (Jordan)	2	-	2

PRESS OFFICES

Headquarters (Brazil)	North America	Europe, Middle East and Africa	China

Rosana Dias rosana.dias@embraer.com.br Cell: +55 12 9724 4929 Tel.: +55 12 3927 1311 Fax: +55 12 3927 2411	Pedro Ferraz pedro.ferraz@embraer.com Cell: +1 954 651 1871 Tel.: +1 954 359 3414 Fax: +1 954 359 4755	Stéphane Guilbaud sguilbaud@embraer.fr Cell: +33 6 7522 8519 Tel.: +33 1 4938 4455 Fax: +33 1 4938 4456	Tracy Chen tracy.chen@bjs.embraer.com Cell: +86 139 1018 2281 Tel.: +86 10 6598 9988 Fax: +86 10 6598 9986